Exhibit 32(b)

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
FOR PPL ELECTRIC UTILITIES CORPORATION'S 10-K FOR THE YEAR ENDED DECEMBER 31, 2009

In connection with the annual report on Form 10-K of PPL Electric Utilities Corporation ("PPL Electric") for the year ended December 31, 2009, as amended by Amendment No.1 thereto filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), I, the principal financial officer of PPL Electric, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

•	The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of PPL Electric.

Date: April 27, 2010	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller PPL Electric Utilities Corporation

A signed original of this written statement required by Section 906 has been provided to PPL Electric and will be retained by PPL Electric and furnished to the Securities and Exchange Commission or its staff upon request.